                       SECURITIES AND EXCHANGE COMMISSION

                             WASHIGNTON, DC  20549


                                     _____



                                FORM 8-K/A NO. 1

                                 CURRENT REORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):               January 30, 1997




                          CHICAGO MINIATURE LAMP, INC.
               (Exact Name of Registrant as Specified in Charter)



      OKLAHOMA                          0-0-25848                73-1412000
      --------                          ---------                ----------
(State of Incorporation)          (Commission File Number)      (IRS Employer
                                                             Identification No.)




500 Chapman Street, Canton, Massachusetts                          02021
 (Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code:   (617) 828-2948

Item 2        Acquisition of Assets

On January 30, 1997, the Company consummated the purchase of all of the outstanding shares of capital stock of Valmont Electric, Inc. ("Valmont"), a wholly owned subsidiary of Valmont Industries, Inc. (the "Seller"). Valmont is a manufacturer of magnetic and electronic ballasts used in fluorescent lighting. There was no relationship between the Seller and the Registrant or any of its officers, directors or affiliates. The purchase price was approximately $22.3 million and the source of funds was cash realized from proceeds received from the Company's public offering which occurred in October, 1996.


Item 7        Financial Statements, Pro Forma Financial Information and
              Exhibits

At the time of filing of the Form 8-K Report disclosing the acquisition by the Registrant of all of the outstanding shares of capital stock of Valmont, as set forth in Item 2 above, the financial statements of the acquired company were not available. The Registrant committed to file the necessary financial information within 60 days after the filing date. Following the closing of the acquisition described in Item 2 above, a dispute arose between the Registrant and the Seller. As a result of this dispute, the Registrant was not able to obtain the audited financial statements of Valmont for the year ended December 31, 1996 until the dispute was resolved. The Registrant and Seller have recently settled their dispute and the historical financial information of Valmont is now being provided pursuant to this Item 7.

         (a)     Financial Statements of Business Acquired

                 (i) Audited financial statements of Valmont Electric, Inc. and subsidiaries for the fifty-two week period ended December 28, 1996.

         (b)     Pro Forma Financial Information

The following pro forma unaudited financial statements for Chicago Miniature Lamp, Inc. was prepared to reflect the information as if the acquisition of Valmont described in Item 2 had occurred at the beginning of the periods presented:

                 (i) Pro Forma Condensed Consolidated Statements of Operations for the year ended December 1, 1996.

                 (ii) Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 1, 1997.

Note: The combined balance sheet of the Company and Valmont was previously reported in the Company's quarterly report on Forms 10-Q for the periods ended March 2, 1997 and June 1, 1997.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Valmont Electric, Inc.
Valley, Nebraska

We have audited the accompanying consolidated balance sheet of Valmont Electric, Inc. and subsidiaries, a wholly-owned subsidiary of Valmont Industries, Inc., as of December 28, 1996, and the related consolidated statements of operations, shareholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Valmont Electric, Inc. and subsidiaries at December 28, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




/s/ Deloitte & Touche LLP

February 7, 1997
  (July 7, 1997 with respect to Note 9)

VALMONT ELECTRIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
DECEMBER 28, 1996
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------


ASSETS

Current Assets:
  Cash                                                                            $    279
  Accounts receivable, net                                                          15,431
  Inventories                                                                       19,697
  Prepaid expenses                                                                     500
                                                                                  --------

           Total current assets                                                     35,907
                                                                                  --------

Other Assets                                                                           301

Property, Plant and Equipment, at cost                                              24,737
Accumulated Depreciation                                                            12,964
                                                                                  --------

           Net property, plant and equipment                                        11,773
                                                                                  --------

           Total assets                                                           $ 47,981
                                                                                  ========

LIABILITIES AND SHAREHOLDER'S DEFICIT

Current Liabilities:
  Accounts payable                                                                $  4,021
  Accrued expenses                                                                   8,055
                                                                                  --------

           Total current liabilities                                                12,076
                                                                                  --------

Due to Valmont Industries, Inc.                                                     41,250
Other Noncurrent Liabilities                                                           254

Shareholder's Deficit:
  Common stock of $10 par value, authorized 100,000 shares; issued 1,000 shares         10
  Retained earnings                                                                 (5,609)
                                                                                  --------

           Total shareholder's deficit                                              (5,599)
                                                                                  --------

           Total liabilities and shareholder's deficit                            $ 47,981
                                                                                  ========


See accompanying notes to consolidated financial statements.

VALMONT ELECTRIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
FIFTY-TWO WEEK PERIOD ENDED DECEMBER 28, 1996
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------


Net Sales                                                                              $92,945

Cost of Sales                                                                           78,894
                                                                                        ------

           Gross profit                                                                 14,051

Selling, General and Administrative Expenses                                            14,671
                                                                                        ------

           Operating loss                                                                 (620)

Other Income                                                                                32
                                                                                        ------

           Loss before income taxes                                                       (588)

Income Tax Benefit                                                                         207
                                                                                        ------
           Net loss                                                                     $ (381)
                                                                                        ======



See accompanying notes to consolidated financial statements.

VALMONT ELECTRIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDER'S DEFICIT
FIFTY-TWO WEEK PERIOD ENDED DECEMBER 28, 1996
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                   COMMON        RETAINED
                                                                                   STOCK         DEFICIT             TOTAL
Balance, December 30, 1995                                                         $    10         $(5,228)         $(5,218)

  Net loss                                                                            -               (381)            (381)
                                                                                  --------         -------          -------

Balance, December 28, 1996                                                        $     10         $(5,609)         $(5,599)
                                                                                  ========         =======          =======




See accompanying notes to consolidated financial statements.

VALMONT ELECTRIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FIFTY-TWO WEEK PERIOD ENDED DECEMBER 28, 1996
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

Cash flows from operations:
  Net loss                                                                                                    $ (381)
  Depreciation and amortization                                                                                1,695
  Loss on disposal of property, plant and equipment                                                               93
  Changes in:
    Accounts receivable                                                                                       (2,059)
    Inventories                                                                                                6,361
    Prepaid expenses                                                                                            (222)
    Accounts payable                                                                                            (194)
    Accrued expenses and other current liabilities                                                             2,212
    Other noncurrent liabilities                                                                                  96
                                                                                                              ------
        Net cash provided by operations                                                                        7,601
                                                                                                              ------
Cash flows from investing activities:
  Purchase of property, plant and equipment                                                                   (2,386)
                                                                                                              ------

Cash flows from financing activities:
  Repayments to parent company                                                                                (5,389)
                                                                                                              ------
        Net decrease in cash                                                                                    (174)

        Cash at beginning of year                                                                                453

        Cash at end of year                                                                                   $  279
                                                                                                              ======



See accompanying notes to consolidated financial statements.

VALMONT ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 28, 1996
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Valmont Electric, Inc. (the Company), CCC de Mexico, S.A. de C.V. (CCC) and VBT, Inc. (VBT). The Company and its subsidiaries design, manufacture and distribute magnetic and electronic lighting ballasts used in fluorescent lighting fixtures.

      CCC is the manufacturing arm of the Company and operates as a mequiladora company under the laws of Mexico. During 1996, Valmont Industries, Inc. (the Parent) owned 100% of both the Company and CCC. After year end, ownership of CCC was transferred to the Company. The accompanying consolidated statements are presented as if CCC was owned by the Company throughout 1996.

      The Company owns 80% of VBT, and the remaining 20% is owned by Philips Lighting Electronics Company (formerly Electronic Ballast Technology, Inc.) (EBT). VBT was created in 1988 as part of a series of agreements among the Company, EBT and VBT, including an Exclusive License Agreement, a Joint Venture Agreement and a Shareholder Agreement. Under the agreements, EBT licenses certain technology and know-how to the Company and VBT in exchange for royalty payments. The license agreement expires in the year 2000. Additionally, the Shareholder Agreement provides for the sharing of VBT profits, if any, between the Company and EBT. To date, VBT has incurred a cumulative loss. Selling, general and administrative expenses in the Statement of Operations includes $482 for royalty expenses in 1996.

      All significant intercompany items have been eliminated.

      FISCAL YEAR - The Company operates on a 52/53 week fiscal year basis which ends on the last Saturday in December. Accordingly, the Company's fiscal year 1996 ended on December 28 and contained 52 weeks.

      INVENTORIES - The Company's inventories are valued at the lower of first-in, first-out (FIFO) cost or market (net realizable value).

      PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at historical cost. Acquired computer software is capitalized and depreciated over its useful life. The cost of internally developed software is expensed as incurred. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the respective assets, equipment and machinery, three to seven years, land improvements, ten years, and leasehold improvements, fifteen years.

      WARRANTY COSTS - The Company provides a limited warranty on all of its products. The warranty period is two years from the date of manufacture for magnetic ballasts and five years (three years prior to June 1994) from the date of manufacture for electronic ballasts. Under the terms of the warranty policy, the Company will replace any ballast that fails during the warranty period. Costs of sales for 1996 includes warranty costs of $7,435. Provision for the estimated warranty costs is made in the period in which such costs become probable and is periodically adjusted to reflect actual experience. Warranty accruals of

      $5,700 and $4,061 are included in accrued expenses in the balance sheets at December 28, 1996 and December 30, 1995, respectively. The increase in the accrual results primarily from a change in the estimate of defective products manufactured in 1995 and prior. Allowances granted for customer satisfaction in excess of the basic warranty are treated as period costs at the time of the grant and are not included in the accrued warranty expense account.

      As a result of the change in the length of the warranty period in 1994 and changes in the product design, the Company has a limited history for electronic ballasts from which warranty costs may be estimated. It is therefore reasonably possible that actual warranty costs may differ in the near term from the amount accrued in the accompanying balance sheet.

      INCOME TAXES - The Company is included in the Parent's consolidated group for purposes of Federal and many state income tax returns. The Company's income tax expense (benefit) is calculated using the average tax rate for the consolidated group, and all income tax assets and liabilities (current and deferred) are transferred to the Parent through the intercompany account.

      FOREIGN OPERATIONS AND EXCHANGE - CCC de Mexico, S.A. de C.V. (CCC) is the manufacturing arm of the Company and operates as a mequiladora company under the laws of Mexico. As defined by Financial Accounting Standards 52, the functional currency of CCC is the United States dollar. Accordingly, plant, property and equipment and shareholder's equity are translated from Mexican pesos to U.S. dollars using historic rates. The intercompany account between CCC and the Company is denominated in U.S. dollars. All other balance sheet accounts are translated from Mexican pesos to U.S. dollars using current exchange rates. Also, as provided by FAS-52, gains and losses from the translation of Mexican pesos to U.S. dollars are recognized in current net income. Additionally, the Company sells products in Canada in Canadian dollars. The exchange gain or loss resulting from the change in the exchange rate from date of invoicing to date of collection is recorded as other income (deductions) in the Statement of Operations. The Company reported a total currency gain of $17 for 1996.

      CASH MANAGEMENT - Funding for the operation of the Company is provided by the Parent, which sweeps the Company's cash receipts on a daily basis and funds the Company's cash disbursements and payrolls. Intercompany cash transactions are accounted for through the intercompany account. Interest is not charged on the intercompany account balance. The average intercompany account balance was $46,000 for 1996.

      USE OF ESTIMATES - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2.     ACCOUNTS RECEIVABLE

       Accounts receivable and related allowance consist of the following at December 28, 1996:

       Trade accounts                                                                                   $17,824
       Other                                                                                                 54
                                                                                                        -------
                                                                                                         17,878

       Less:  Allowance for doubtful accounts                                                               215
       Less:  Allowance for pending claims                                                                2,232
                                                                                                        -------
            Net receivables                                                                             $15,431
                                                                                                        =======

3.     INVENTORIES

       Inventories consist of the following at December 28, 1996:

       Raw material                                                                                     $12,552
       Work in process                                                                                    1,647
       Finished goods                                                                                     8,781
                                                                                                        -------

                                                                                                         22,980

       Less:  Valuation and obsolescence reserves                                                         3,283
                                                                                                        -------

           Net inventories                                                                              $19,697
                                                                                                        =======


4.     PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment, at cost, consist of the following at December 28, 1996:

       Machinery and equipment                                                                          $13,035
       Buildings and improvements                                                                         4,990
       Office furniture and equipment                                                                     3,515
       Land and improvements                                                                                663
       Leasehold improvements                                                                               646
       Transportation equipment                                                                             209
       Construction in progress                                                                           1,679
                                                                                                        -------

                                                                                                         24,737

       Less:  Accumulated depreciation                                                                   12,964
                                                                                                        -------

          Net property, plant and equipment                                                             $11,773
                                                                                                        =======



      The Company also leases its office and warehouse in El Paso, Texas and its sales office in Denton, Texas under long-term operating leases with unexpired terms ranging from three to seven years. Rental expense for operating leases amounted to $768 for fiscal 1996. Minimum lease payments under operating leases expiring subsequent to December 28, 1996 are:


    FISCAL YEAR ENDING:
        1997                                                                                            $  444
        1998                                                                                               444
        1999                                                                                               471
        2000                                                                                               449
        2001                                                                                               467
        Subsequent                                                                                         940
                                                                                                        ------

          Total minimum lease payments                                                                  $3,215
                                                                                                        ======


5.    ACCOUNTS PAYABLE

      Accounts payable consist of the following at December 28, 1996:

        Trade accounts                                                                                  $2,476
        Sales discounts and rebates                                                                      1,305
        Other                                                                                              240
                                                                                                        ------

          Total                                                                                         $4,021
                                                                                                        ======


6.    ACCRUED EXPENSE

      Accrued expenses consist of the following at December 28, 1996:



        Warranty claims                                                                                 $5,700
        Compensation and benefits                                                                          727
        Agents' Commission                                                                                 159
        Royalties                                                                                          974
        Other                                                                                              495
                                                                                                        ------

          Total                                                                                         $8,055
                                                                                                        ======



7.    EMPLOYEE RETIREMENT SAVINGS PLAN

      Eligible U.S. employees of the Company may participate in the retirement savings plan of the Parent, which is established under Internal Revenue Code Section 401(k). The Company makes an annual basic contribution equal to $.25 on the dollar of the first 3% of each participant's annual pay. In addition, participants can elect to contribute up to 15% of annual pay, on a pretax and/or after-tax basis. The Company will match $.50 to $.75 on the dollar of the first 6% of the employee pretax contribution. The Company, at the discretion of the Parent's Board of Directors, may also pay a supplemental contribution of up to $.50 on the dollar of the first 6% of the participants' pretax contributions. The 1996 Company contributions to this plan for Valmont Electric, Inc. employees amounted to approximately $167.

8.    SENIORITY PREMIUM PLAN

      CCC de Mexico has a seniority premium plan which consists of a lump sum payment of 12 days' wages for each year worked, on the basis of the latest salary. Maximum salary is limited to double the legal minimum wage. Related liability and net periodic cost related to the plan are calculated by an independent actuary on the basis of formulas defined in the plan, by using the projected unit credit method. The current status for CCC's defined benefit plan is as follows:


        Current benefit obligation                                                                                 $110

        Projected benefit obligations                                                                              $198
        Plan assets                                                                                                $223
        Amounts pending of amortization:
           Unrecognized net obligation                                                                             $ 29

        Net projected liability included in accrued expenses
           in the balance sheet                                                                                    $  4

        Net periodic seniority cost                                                                                $ 14


9.    SUBSEQUENT EVENTS

      On January 28, 1997, Valmont Industries, Inc. (the Parent) sold all the common stock of the Company to Chicago Miniature Lamp, Inc. Accordingly, all references to the Parent in these notes may not be valid following the sale. For income tax purposes, the sale is being treated as a sale of assets under Internal Revenue Code section 338h(10). As a result, the tax assets and liabilities (see Note 1) previously transferred to the Parent (Valmont Industries, Inc.) will remain with the Parent. Following the sale the name of the Company was changed to Power Lighting Products, Inc.

      In July, 1997, ownership of CCC was transferred to the Company.

10.   CONTINGENCIES

      The Company and its subsidiaries are involved in various claims and lawsuits incidental to its business. In the opinion of management, these claims and lawsuits in the aggregate will not have a material adverse effect on the Company's consolidated financial statements.

                          CHICAGO MINIATURE LAMP, INC.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



The unaudited Pro Forma Condensed Consolidated Financial Statements are based on (i) Chicago Miniature Lamp, Inc.'s audited Consolidated Statement of Income for the year ended December 1, 1996 and unaudited Consolidated Statement of Income for the six months ended June 1, 1997, (ii) Alba's unaudited Combined Income Statement for the four months ended April 30, 1996 and (iii) Valmont's audited Consolidated Statement of Operations for the year ended December 28, 1996 and unaudited Consolidated Statement of Operations for the two months ended February 2, 1997.

The Valmont Acquisition was accounted for under the purchase method of accounting. The total purchase price for the acquisition was allocated to tangible and identifiable intangible assets and liabilities based on management's estimate of their fair values with the excess of cost over net assets acquired allocated to goodwill.

The unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to be indicative of the combined results of operations that actually would have occurred if the transactions described above had been effected at the dates indicated or to project future results of operations for any period. The unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with Chicago Miniature Lamp, Inc.'s Consolidated Financial Statements and Valmont's Consolidated Financial Statements and respective related notes thereto included elsewhere in this filing.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                           Year Ended December 1,1996
                     (In thousands, except per share data)


                        Company                    Pro Forma                     Pro Forma
                       Historical                  Adjustments                   Adjustments   Pro Forma
                       Year Ended       Alba        for Alba       Valmont       for Valmont   Year Ended
                        12/01/96    Acquisition(1) Acquisition  Acquistion (5)  Acquisition    12/01/96
                       ----------    -------------  -----------  --------------  -----------    --------
Net sales                $94,171   $10,668       $    -         $92,945        $    -          $197,784
Cost of products sold     61,147     8,146           51 (2)      78,894          (326)(6)       147,912
                         -------   -------       ------         -------       -------          --------
  Gross margin            33,024     2,522          (51)         14,051           326            49,872

Selling,general and
  admin.                  14,552     2,938         (474)(3)      14,671          (147)(6)        31,540
                         -------   -------       ------         -------       -------          --------
  Operating income        18,472      (416)         423            (620)          473            18,332
Interest expense             301       141            -                             -               442
Other income              (1,294)      (49)                         (32)                         (1,375)
                         -------   -------       ------         -------       -------          --------
  Inc. before income
    taxes                 19,465      (508)         423            (588)          473            19,265
Income taxes               6,029        46          (72)(4)        (207)          170 (7)         5,966
                         -------   -------       ------         -------       -------          --------
  Net income             $13,436   $  (554)      $  495         $  (381)      $   303          $ 13,299
                         =======   =======       ======         =======       =======          ========

Earnings per share       $  0.83                                                               $   0.82
                         =======                                                               ========
Weighted average
    shares outstanding    16,238                                                                 16,238
                         =======                                                               ========



(1) Four months of Alba operations have been added.

(2) Depreciation has been adjusted to reflect revised estimated useful lives and revaluation of fixed assets to fair market value as if the Alba Acquisition had occurred on December 4, 1995.

(3) Gives effect to the Alba Acquisition and adjustments to selling, general and administrative expenses resulting from the implementation of the Company's acquisition plans to reduce sales commissions and realign certain operations.

(4) Income taxes has been adjusted to reflect the expected additional income tax benefit resulting from the Pro Forma adjustments. The adjustment gives effect to an effective tax rate of approximately 31%.

(5) Twelve months of Valmont operations have been added.

(6) Depreciation has been adjusted to reflect revised estimated useful lives and revaluation of fixed assets to fair market value as if the Valmont Acquisition had occurred on December 4, 1995.

(7) Income taxes has been adjusted to reflect the expected additional income tax expense resulting from the Pro Forma adjustments. The adjustment gives effect to an effective tax rate of approximately 31%.

               PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        Six Months Ended June 1,1997
                    (In thousands, except per share data)

                                      Company
                                     Historical                                       Pro Forma
                                    Six  Months                                      Six  Months
                                      Ended            Valmont                          Ended
                                     06/01/97        Acquisition(1)      Adjustments  06/01/97
                                     --------        -------------       -----------  --------
Net sales                            $85,991           $15,491            $   -       $101,482
Cost of products sold                 61,303            13,149              (50)(2)     74,402
                                     -------           -------            -----       --------
  Gross margin                        24,688             2,342               50         27,080

Selling,general and administrative    13,881             2,445              (25)(2)     16,301
                                     -------           -------            -----       --------
  Operating income                    10,807              (103)              75         10,779
Interest expense                      (1,971)                                           (1,971)
Other income                          (1,962)              (5)                          (1,967)
                                     -------           -------            -----       --------
  Income before income taxes          14,740              (98)               75         14,717
Income taxes                           4,944              (35)               27 (3)      4,936
                                     -------           -------            -----       --------
  Net income                         $ 9,796           $  (63)            $  48       $  9,781
                                     =======           ======             =====       ========
Earnings per common share            $  0.51                                          $   0.51
                                     =======                                          ========
Weighted average shares outstanding   19,265                                            19,265
                                     =======                                          ========


(1) Two months of Valmont operations have been added.

(2) Depreciation has been adjusted to reflect revised estimated useful lives and revaluation of fixed assets to fair market value as if the Valmont acquisition had occurred on December 2, 1996.

(3) Income taxes has been adjusted to reflect a pro forma consolidated effective tax rate of approximately 34%.

                                   SIGNATURES




Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned hereto duly authorized.



                                    CHICAGO MINIATURE LAMP, INC.





                                    By: /s/  Richard Parenti
                                       ---------------------------------
                                       Richard Parenti, Vice President


7/16/97